Exhibit 3.A

THIRD AMENDMENT
TO
GENERAL PARTNERSHIP AGREEMENT
OF
COLORADO INTERSTATE GAS COMPANY
June 29, 2011

THIRD AMENDMENT
TO
GENERAL PARTNERSHIP AGREEMENT
OF
COLORADO INTERSTATE GAS COMPANY
     This THIRD AMENDMENT to GENERAL PARTNERSHIP AGREEMENT OF COLORADO INTERSTATE GAS COMPANY (the “Amendment”), is made and entered into as of this 29th day of June, 2011, by El Paso Noric Investments III, L.L.C., a Delaware limited liability company (“EP Noric”), and EPPP CIG GP Holdings, L.L.C., a Delaware limited liability company (“EPPP CIG”), each as a general partner of the Partnership (collectively, “the Partners”).
WITNESSETH:
     WHEREAS, Colorado Interstate Gas Company (“CIGC”), a Delaware corporation, owned and operated an interstate natural gas pipeline system and, through its subsidiaries, conducted other businesses; and
     WHEREAS, in accordance with Section 266 of the Delaware General Corporation Law (“DGCL”) and Section 15-901 of the Delaware Revised Uniform Partnership Act (“DRUPA”), CIGC was converted (the “Conversion”) into a Delaware general partnership (the “Partnership”), with the Partnership’s existence deemed in accordance with DRUPA Section 15 901(d) to have commenced on the date that CIGC commenced its existence as a Delaware corporation; and
     WHEREAS, pursuant to the General Partnership Agreement of Colorado Interstate Gas Company (the “Agreement”) and the Conversion, the stockholders of CIGC, EP Noric and EPPP CIG, became general partners of the Partnership, all of the issued and outstanding shares of capital stock in CIGC were converted into Partnership Interests in the Partnership, and the stockholders of CIGC became the owners of all of the Partnership Interests in the Partnership, each holding the Percentage Interest set forth opposite its name on Annex I to the Agreement; and
     WHEREAS, pursuant to a Contribution and Exchange Agreement dated September 17, 2008, the Agreement was amended on September 30, 2008 to reflect the contribution, transfer and conveyance to EPPP CIG of a 30% Percentage Interest in the Partnership such that EPPP CIG owned a 40% Partnership Interest and El Paso Noric owned a 60% Partnership Interest; and
     WHEREAS, pursuant to a Contribution Agreement dated July 24, 2009, the Agreement was amended on July 24, 2009 to reflect the contribution, transfer and conveyance to EPPP CIG of an additional 18% Percentage Interest in the Partnership such that EPPP CIG owned a 58% Partnership Interest and EP Noric owned a 42% Partnership Interest; and

     WHEREAS, pursuant to a Contribution Agreement dated June 29, 2011, and for good and valuable consideration, EP Noric agreed to contribute, transfer and convey to EPPP CIG an additional 28% Percentage Interest in the Partnership such that EPPP CIG owns an 86% Percentage Interest and EP Noric owns a 14% Percentage Interest; and
     WHEREAS, in accordance with Section 3.4 of the Agreement, the Partners and the Management Committee of CIGC have expressly approved and consented (and do hereby expressly approve and consent) to the admission of El Paso Pipeline Partners, L.P., a Delaware limited partnership, or its designee as a partner of CIGC owning an 86% Partnership Interest and having all of the rights, privileges and obligations relating thereto, including the right to vote on Partnership matters.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners hereby agree:
     1. Annex I to the Agreement shall be deleted in its entirety and shall be replaced with the attached Annex I.
     2. In accordance with Section 3.4 of the Agreement, the Partners and the Management Committee of CIGC have expressly approved and consented (and do hereby expressly approve and consent) to the admission of El Paso Pipeline Partners, L.P., a Delaware limited partnership, or its designee as a partner of CIGC owning an 86% Partnership Interest and having all of the rights, privileges and obligations relating thereto, including the right to vote on Partnership matters.

     IN WITNESS WHEREOF, the Partners have executed this Amendment as of the date first set forth above.

PARTNERS: EL PASO NORIC INVESTMENTS III, L.L.C.
By:	/s/ Rosa P. Jackson
	Name:	Rosa P. Jackson
	Title:	Vice President and Controller

EPPP CIG GP HOLDINGS, L.L.C.
By:	/s/ John J. Hopper
	Name:	John J. Hopper
	Title:	Vice President and Treasurer

[Signature page to Third Amendment to Partnership Agreement of Colorado Interstate Gas Company]

ANNEX I

		Number of
		Representatives and		Identity of
Partner Identity	Percentage	Alternative	Identity of	Alternate
and Address	Interest	Representatives	Representatives	Representatives	Parent
El Paso Noric Investments III, L.L.C. El Paso Building 1001 Louisiana Houston, Texas 77002 Attention:	14%	1 Representative and up to 1 Alternate	Daniel B. Martin		El Paso Corporation

EPPP CIG GP Holdings, L.L.C. El Paso Building 1001 Louisiana Houston, Texas 77002 Attention:	86%	3 Representatives and up to 3 Alternates	James C. Yardley James J. Cleary Thomas L. Price		El Paso Pipeline Partners, L.P.